EXHIBIT 99.1

First Horizon Earns $0.29 Per Share in Third Quarter

MEMPHIS, Tenn., Oct. 16, 2015 (GLOBE NEWSWIRE) -- First Horizon National Corp. (NYSE:FHN), parent company of First Tennessee Bank and FTN Financial, earned $0.29 per common share for third quarter 2015, with total average loans up 6 percent and total average core deposits up 20 percent from third quarter 2014. First Tennessee Bank continued to generate business in specialty lending areas such as asset-based lending, corporate banking and commercial real estate, although seasonal housing trends reduced loans to mortgage companies in the quarter. First Horizon completed its acquisition of Raleigh, N.C.-based TrustAtlantic Bank and its parent company, TrustAtlantic Financial Corp., on Oct. 2.

"Our First Tennessee bankers and the professionals in our FTN Financial fixed income group continue to do what they do best – building relationships with customers and earning business," said Bryan Jordan, First Horizon's chairman and CEO. "We will keep our focus on investing in our people, simplifying processes, controlling costs and developing the technologies, products and services that meet our customers' banking needs."

Financial highlights

  Net income available to common shareholders in third quarter 2015 was $67 million, or $0.29 per share, compared to $46 million, or $0.20 per share, a year ago. This quarter's results included an $8 million pre-tax gain from employee benefits amendments, a $6 million pre-tax gain from retirement of debt and a $4.5 million benefit to taxes. Third quarter 2014's results included a $40 million gain from loan sales and net litigation expenses of $35 million.
  First Tennessee, the regional bank, had another strong quarter, with average core deposits up 16 percent, average loans up 11 percent, net income up 7 percent and net interest income up 7 percent compared to third quarter 2014. Loans to businesses were up across markets, products and industries, with growth in sectors such as commercial real estate, transportation, manufacturing and distribution.
  FTN Financial, the fixed income group, showed solid performance, with average daily revenue of $671,000 for third quarter 2015.
  Asset quality trends remained strong, with non-performing assets declining 15 percent year over year.
  Capital levels also remained strong, with the estimated Common Equity Tier 1 ratio at 10.8 percent.

CONSOLIDATED SUMMARY RESULTS
				3Q15 Changes vs.
(Dollars in thousands, except per share data)	3Q15	2Q15	3Q14	2Q15	3Q14
Income Statement Highlights
Net interest income	$ 163,562	$ 166,640	$ 159,541	(2)%	3%
Noninterest income	125,448	130,293	158,677	(4)%	(21)%
Securities gains/(losses), net	(345)	8	(862)	NM	60%
Total revenue	288,665	296,941	317,356	(3)%	(9)%
Noninterest expense	203,853	218,394	244,016	(7)%	(16)%
Provision for loan losses	1,000	2,000	6,000	(50)%	(83)%
Income/(loss) before income taxes	83,812	76,547	67,340	9%	24%
Provision/(benefit) for income taxes	12,107	21,590	16,842	(44)%	(28)%
Net income/(loss)	71,705	54,957	50,498	30%	42%
Net income attributable to noncontrolling interest	2,977	2,851	2,875	4%	4%
Net income/(loss) attributable to controlling interest	68,728	52,106	47,623	32%	44%
Preferred stock dividends	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$ 67,178	$ 50,556	$ 46,073	33%	46%
Common Stock Data
Diluted EPS	$ 0.29	$ 0.22	$ 0.19	32%	53%
Diluted shares (thousands)	235,058	234,669	236,862	*	(1)%
Period-end shares outstanding (thousands)	234,237	234,021	235,249	*	*
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income	$ 16,725,492	$ 16,936,772	$ 15,812,017	(1)%	6%
Total deposits	18,865,220	18,674,473	16,144,771	1%	17%
Total assets	25,384,109	25,239,767	23,982,597	1%	6%
Total liabilities	22,795,491	22,721,862	21,370,783	*	7%
Total equity	2,588,618	2,517,905	2,611,814	3%	(1)%
Asset Quality Highlights
Allowance for loan losses	$ 210,814	$ 221,351	$ 238,641	(5)%	(12)%
Allowance / period-end loans	1.26%	1.31%	1.51%
Net charge-offs	$ 11,537	$ 8,977	$ 10,987	29%	5%
Net charge-offs (annualized) / average loans	0.28%	0.21%	0.28%
Non-performing assets (NPA)	$ 217,199	$ 238,548	$ 256,938	(9)%	(15)%
NPA % (a)	1.25%	1.37%	1.57%
Key Ratios & Other
Return on average assets (annualized) (b)	1.12%	0.87%	0.84%
Return on average common equity (annualized) (c)	12.37%	9.56%	8.16%
Net interest margin (d)	2.85%	2.92%	2.97%
Efficiency ratio (e)	70.53%	73.55%	76.68%
Tier 1 ratio (f)	12.16%	11.98%	14.47%
Market capitalization (millions)	$ 3,321.5	$ 3,667.1	$ 2,888.9
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(b) Calculated using net income.
(c) Calculated using net income available to common shareholders.
(d) Net interest margin is computed using net interest income adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(e) Noninterest expense divided by total revenue excluding securities gains/(losses).
(f) Current quarter is an estimate.

Conference call

Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.FirstHorizon.com. The call and slide presentation may involve forward-looking information, including guidance.

Participants can call toll-free starting at 8:15 a.m. by dialing 888-317-6003 and entering pin number 0228490. The number for international participants is 412-317-6061. Participants can also listen to the live audio webcast with the accompanying slide presentation through the website. A replay will be available from noon today until 8:00 a.m. Nov. 3. To listen to the replay, dial 877-344-7529 or 412-317-0088. The access code is 10073479. The event also will be archived and available on the website by midnight Central Time tomorrow.

Other information

This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in First Horizon's annual report on Form 10-K and other recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments or changes in expectations.

Debt Investor Materials

First Horizon expects to post additional materials for debt investors Nov. 2 in the investor relations section of www.FirstHorizon.com First Horizon will also provide these materials to analysts at upcoming meetings. The debt investor materials posted may contain forward-looking statements, including guidance, involving significant risks and uncertainties, which will be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our most recent earnings press release and in more detail in our most current 10-Q and 10-K reports. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments or changes in expectations.

About First Horizon

The 4,200 employees of First Horizon National Corp. (NYSE:FHN) provide financial services through more than 170 First Tennessee Bank locations in and around Tennessee and 26 FTN Financial Group offices in the U.S. The company was founded during the Civil War in 1864 and has the 14th oldest national bank charter in the country. First Tennessee has the number one market share in Tennessee and one of the highest customer retention rates of any bank in the country, and FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. First Horizon has been recognized as one of the nation's best employers by Forbes, Working Mother and American Banker magazines. More information is available at www.FirstHorizon.com.

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CONTACT: First Horizon Investor Relations, Aarti Bowman, (901) 523-4017
         First Horizon Media Relations, Jack Bradley, (901) 523-4813